Cerence Fiscal Q4 and Full Year Earnings Stefan Ortmanns, Chief Executive Officer Tom Beaudoin, Chief Financial Officer Nils Schanz, Chief Product Officer Rich Yerganian, SVP of Investor Relations November 27, 2023 Exhibit 99.2

Forward-Looking Statements Statements in this presentation regarding: Cerence’s future performance, results and financial condition; expected growth; multi-year plan and growth targets; strategy; opportunities; business, industry and market trends; strategy regarding fixed contracts and its impact on financial results; backlog; revenue visibility, demand for Cerence products; innovation and new product offerings; and management’s future expectations, estimates, assumptions, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain and semiconductor shortage, or the global economy more generally; the impacts of the COVID-19 pandemic on our and our customers’ businesses; the impact of the war in Ukraine and conflict between Israel and Hamas on our and our customers’ businesses; our ability to control and successfully manage our expenses and cash position; escalating pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs); the inability to recruit and retain qualified personnel; disruptions arising from transitions in management personnel; cybersecurity and data privacy incidents; failure to protect our intellectual property; defects or interruptions in service with respect to our products; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as otherwise required by law. Further, the inclusion of Cerence’s multi-year targets in this presentation should not be regarded as predictive of actual future events, and such targets, which were based on numerous variables and assumptions that necessarily involve judgments, should not be relied upon as such or construed as financial guidance. Such targets cover multiple years, and thus, by their nature, the targets become subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that any of the targets set forth in this presentation will be realized, and actual results may vary materially from those targets.

Q4 FY23 – Business Highlights Consistent execution leads to the fifth consecutive quarter of strong performance on revenue and profitability Maintained leadership position within Auto Core at 54% penetration Three key automotive design wins in the quarter driven by cloud innovation package, extensive language portfolio and new hybrid AI stack Additional key 2-wheeler win in the quarter Fine-tuned LLM with Cerence vertical automotive dataset delivered to customers, advancing Destination Next software platform

FY23 – Strategic Wins Drive Future Revenue Design Wins 14 strategic wins, incl. 9 Cerence Assistant programs 9 new logos including 2 more 2-wheeler customers 5 competitive displacements 6 wins in non-transportation Generative AI and LLM More than 15 Proof of Concept Programs shown to OEMs globally Major Releases 17 programs SOPed for Core Auto 5 programs SOPed for two-wheelers 2 solutions in non-transportation Top and bottom-line performance exceeded expectations

Mission – Building an Immersive Companion Experience Customizable UX Immersive Cabin Experience Human-Like Interaction Flexible, Branded, Customizable. Redefining the way users interact with their vehicle, bringing a new level of safety, personalization, and delight to every journey. Deep Vertical Software Expertise, Knowledge and Data in Transportation Generative AI Solutions

Leveraging Generative AI and LLMs in market-specific solutions Fine-tuned with automotive data set Intuitive & personalized user interaction GenAI-powered applications Technology developed for Automotive applicable to transportation and AIoT markets Automotive Grade LLM Conversational UX/UI Automotive First Experiences

Cerence’s AI Roadmap Maximizes Performance, Minimizes Cost LLM + INFO RETRIEVAL LLM + ONE.X LLM + ONE.X CERENCE AUTO LLM Car Knowledge CA with NLU Plus ChatPro Next Gen AI Solutions for Existing Systems Next Gen

Cerence Automotive LLM Fine-tuned LLM with growing Cerence curated automotive data set for integrated in-car experiences User personalization and predictive actions with Cerence’s unique context engine and embedding model Built-in information retrieval including Car Knowledge OEM customization supported through training and fine-tuning Ultrafast response 8

Cerence as an Essential AI Innovation Partner Trusted AI software solutions with Automotive DNA Unparalleled vertical expertise in AI and LLMs Unrivaled hybrid support High accuracy and full control over UX Intelligent arbitration

FY24 Company Priorities Fueling Growth by Creating an Immersive Cabin Experience Meet our customer commitments and deliverables with the highest quality Deliver on our industry leading innovation roadmap by both enriching the current product portfolio and introducing a new LLM-based software platform Drive new non-transportation opportunities leveraging our strong software solutions Deliver on FY24 guidance on revenue and Adjusted EBITDA Expand connected services billings and deferred revenue through new innovations including for cars already on the road Attract, retain, and develop top talent to maintain leadership in AI solutions for the transportation industry and beyond

Q4 FY23 Financial Details Tom Beaudoin, CFO

Cerence Delivers Strong Q4 Results Q4FY23 Q4FY23 Guidance Revenue $80.8M $72M - $76M GAAP Gross Margin 71.5% 70% - 72% Non-GAAP Gross Margin(a,b) 72.9% 72% - 73% GAAP Net (Loss) Income ($11.6M) ($13M) – ($9M) AEBITDA(a,b) $16.6M $10M – $14M Non-GAAP Net Income(a,b) $3.8M $3M – $7M GAAP EPS – diluted ($0.29) ($0.31) – ($0.22) Non-GAAP EPS – diluted(a,b) $0.09 $0.08 – $0.18 (a) Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.   (b) Refer to the Appendix for more information on GAAP to non-GAAP reconciliations.

Full Fiscal Year Results Exceed Initial Expectations FY23 Actual As of Q3FY23  Guidance (8/8/23) Initial FY23 Guidance (11/29/22) In millions except per share amounts Low High Low High Revenue $294 $286 $290 $270 $290 GAAP Gross Margin 67.7% 67% 68% 64% 66% Non-GAAP Gross Margin (a,b) 69.1% 69% 69% 66% 68% GAAP Operating Margin (9.2%) (13%) (11%) (19%) (15%) Non-GAAP Operating Margin (a,b) 10.8% 9% 10% 6% 8% GAAP Net Loss ($56.3) ($58) ($54) ($76) ($68) GAAP Net Loss Margin (19.1%) (20%) (18%) (28%) (23%) Adjusted EBITDA (a,b) $42 $34 $38 $26 $34     Adjusted EBITDA Margin (a,b) 14% 12% 13% 10% 12% GAAP EPS – diluted ($1.40) ($1.43) ($1.33) ($1.88) ($1.68) Non-GAAP EPS – diluted (a,b) $0.36 $0.35 $0.45 ($0.14) ($0.02) (a) Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.   (b) Refer to the Appendix for more information on GAAP to non-GAAP reconciliations.

Detailed GAAP Revenue Breakdown

In millions	Q2FY22	Q3FY22	Q4FY22	Q1FY23	Q2FY23	Q3FY23	Q4FY23
Total License:	**$46.3**	**$46.4**	**$19.0**	**$45.4**	**$30.8**	**$25.9**	**$43.1**
Variable[(a)]	$20.2	$22.3	$19.0	$26.3	$26.2	$25.8	$30.3
Total Fixed[(b)]	$25.6	$23.3	$0	$19.1	$4.6	$0	$12.8
Prepaid (cash upfront)	$5.7	$13.2	--	$18.0	$4.6	--	$12.8
Minimum Commitment (no cash upfront)	$19.9	$10.1	--	$1.1	$0.0	--	--
Other Markets[(c)]	$0.5	$0.8	$0	$0	$0	$0	$0
Connected Services:	**$19.3**	**$20.0**	**$18.1**	**$18.4**	**$18.9**	**$18.6**	**$19.2**
Total New	$11.0	$11.6	$9.6	$9.9	$10.5	$10.2	$10.8
Subscription/Usage	$11.0	$9.9	$9.6	$9.9	$10.5	$10.2	$10.8
Customer Hosted[(d)]	--	$1.7	--	--	--	--	--
Legacy[(e)]	$8.3	$8.4	$8.5	$8.5	$8.4	$8.4	$8.4
Professional Services	**$20.7**	**$22.6**	**$21.0**	**$19.9**	**$18.7**	**$17.2**	**$18.5**
Total Revenue:	**$86.3**	**$89.0**	**$58.1**	**$83.7**	**$68.4**	**$61.7**	**$80.8**

(a) Based on volume shipments of licenses net of the consumption of fixed contracts.
(b) Fixed license revenue includes prepaid and minimum commitment deals.
(c) Non-transportation revenue.
(d) Customer Hosted is a software license that allows the customer to take possession of the software and enable hosting by the customer or a third party.
(e) Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition.

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Pro Forma Royalties Up 10% Year Over Year

In millions	FY2021					FY2022					FY2023				
	Q1	Q2	Q3	Q4	FY21	Q1	Q2	Q3	Q4	FY22	Q1	Q2	Q3	Q4	FY23
Fixed Contracts	$10.1	$17.3	$18.2	$25.4	$71.0	$20.1	$25.6	$23.3	$0	$69.0	$19.1	$4.6	$0	**$12.8**	**$36.5**
Pro Forma Royalties[(a)]	$48.6	$47.4	$42.9	$34.0	$172.9	$39.6	$39.7	$41.5	$39.1	$159.9	$41.7	$43.1	$44.5	$45.8	$175.1
Consumption of Fixed Contracts[(b)]	($12.3)	($10.3)	($11.1)	($13.2)	($46.9)	($18.0)	($19.5)	($19.2)	($20.1)	($76.8)	($15.4)	($16.9)	($18.7)	**($15.5)**	**($66.5)**
Variable	$36.3	$37.1	$31.8	$20.8	$126.0	$21.6	$20.2	$22.3	$19.0	$83.1	$26.3	$26.2	$25.8	**$30.3**	**$108.7**
IHS Production (million units)	23.6	20.7	18.8	16.6	79.7	21.2	20.0	19.1	21.2	81.5	21.9	21.4	22.2	**22.3**	**87.8**

- Fixed contracts for FY23 at $36.5M came in below the commitment of a maximum $40M. Moving forward management has decided to lower the annual contribution from fixed contracts to approximately $20M per year.
- The remaining balance of existing fixed contracts at the end of FY23 is approximately $80M down from $105M at the end of FY22. FY22 remaining balance was corrected from the originally reported $125M.

(a) Pro forma Royalties is a measure of the total value of licenses shipped in a quarter and is calculated by adding the absolute value of consumption and variable.

(b) Licenses shipped in the quarter associated with fixed contracts.

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Global Auto Penetration (TTM)  remained at 54% 11.7M units with Cerence technology, up 4% year-over-year and down 5% QoQ (IHS flat YoY and down 3% QoQ) 11.7M includes 2.7M connected units, up 16% from the same quarter a year ago and down 14% QoQ Adjusted Total Billings increased 6% YoY, (TTM/TTM) (a) Adjusted Deferred Revenue up 15% (TTM/TTM)(b) 30% Increase in Monthly Active Users (YoY) Strong KPI Performance High Level of Engagement with Customers and Partners 16 Total billings excludes professional services, prepaid contracts, and prepaid consumption Adjusted Deferred Revenue calculation excludes Toyota “Legacy” and should be considered non-GAAP.

Toyota “Legacy” Contract Business purchased by Nuance in 2013, solution launched in 2011 Amortization schedule originally projected to go through Q1FY26 at approximately $8.4M per quarter Non-cash revenue Toyota decided to decommission the solution in our fiscal Q1FY24 resulting in the acceleration of the deferred revenue for this contract to that quarter Results in cleaner view of the business moving forward Add chart showing old and new schedule Revenue Impact Per Fiscal Period Q1FY24 FY24 FY25 FY26 Pre-decommission of service ~$8.4M ~$33.8M ~$33.7M ~$8.5M Post-decommission of service $76.3M $76.3M $0 $0 Net Impact Per Period ~$67.8M ~$42.5M ~($33.7M) ~($8.5M)

Fiscal Q1 and Full Year 2024 Guidance Q1 includes acceleration of Toyota “Legacy” contract revenue of $76.3M  Full year fixed contract contribution lowered to approximately $20M per year starting in FY24 No fixed contracts expected in Q1 Expected Consumption of fixed contracts for FY24 is $62M, down from $66.5M in FY23 Q1FY24  Guidance FY24  Guidance In millions except per share amounts Low High Low High Revenue $128 $132 $355 $375 GAAP Gross Margin 80% 81% 75% 76% Non-GAAP Gross Margin (a,b) 81% 82% 76% 77% GAAP Operating Margin 36% 38% 12% 16% Non-GAAP Operating Margin (a,b) 44% 46% 24% 27% GAAP Net Income $19 $23 $20 $35 GAAP Net Income Margin 15% 17% 6% 9% Adjusted EBITDA (a,b) $58 $62 $94 $109     Adjusted EBITDA Margin (a,b) 45% 47% 27% 29% GAAP EPS – diluted $0.42 $0.50 $0.48 $0.80 Non-GAAP EPS – diluted (a,b) $0.84 $0.92 $1.29 $1.59 (a) Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation.   (b) Refer to the Appendix for more information on GAAP to non-GAAP reconciliations.

Update to Multi-Year Targets

Key Assumptions Underlying Multi-Year Targets(a) Growth in connected services expected to lead to strong growth in billings, deferred revenue and cash generation Purposely lower contribution from fixed contracts ($40M to $20M per annum) Acceleration of Toyota “Legacy” deferred revenue (non-cash revenue) Investments in leading-edge Generative AI and LLMs software platform for transportation – also applicable to non-transportation markets Assuming low single digit auto production increases (IHS Markit Forecast) Mid-term (FY26 & FY27) Target of double-digit growth and 28-32% AEBITDA (a) Target does not equate to guidance but rather is a range of revenue based on a reasonable objective aligned to the company’s strategic plans and third-party available information as of the date of this presentation.

Bookings to Revenue Cycle Provides Visibility to Future Growth



Award
Booking
Backlog
Delivery
Production
Revenue
OTA Upgrades

~ 18 months from booking to product revenue recognition for new programs
Program extensions typically one to three months in advance of revenue contribution

	FY21 Ending 5-Year Backlog[(a)]	FY22 Ending 5-Year Backlog[(a)]	FY23 Ending 5-Year Backlog[(a)]
License	$730M	$574M	$746M
Connected	$497M	$384M	$371M
Pro Services	$110M	$131M	$129M
Total Ending 5-Year Backlog	**$1.3B**	**$1.1B**	**$1.2B**

(a) 5-Year backlog represents the total revenue expected from signed contracts with customers to be reported over the following 5-year period. 5-year backlog, however, may not be indicative of Cerence's actual future revenue

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Robust and Balanced Backlog Provides High Visibility

Auto License Revenue Visibility[a,b]				
	FY24E	FY25T	FY26T	FY27T
In production	~92%	~82%	~70%	~47%
Pending SOP	~5%	~15%	~24%	~26%
New Contracts	~3%	~3%	~6%	~27%

Auto New Connected Revenue Visibility[a,b]				
	FY24E	FY25T	FY26T	FY27T
In production	~94%	~86%	~81%	~61%
Pending SOP	~1%	~5%	~11%	~15%
New Contracts	~5%	~9%	~8%	~24%

	FY24E	FY25T[a]	FY26T[a]	FY27T[a]
Revenue	$355M - $375M	$310M - $330M	$360M - $390M	$400M – $430M
Expected Backlog Contribution	~$300M	~$260M	~$260M	~$220
% Visibility[b]	88% - 93%	79% - 84%	67% - 72%	52% - 56%

(a) Target does not equate to guidance but rather is a range of revenue based on a reasonable objective aligned to the company's strategic plans and third-party available information as of the date of this presentation.
(b) % Visibility includes expected contribution from backlog plus extensions of existing programs. Backlog, however, may not be indicative of Cerence's actual future revenue.

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Significant Repeatable Software Contribution to Revenue Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the year. Repeatable revenues are defined as the sum of License and Connected Services revenues.  (a) Target does not equate to guidance but rather is a range of revenue based on a reasonable objective aligned to the company’s strategic plans and third-party available information as of the date of this presentation.

Connected Services Ramp Expected to Yield Significant Growth in Adjusted Deferred Revenue (a) Adjusted Deferred Revenue: Adjusted deferred revenue is calculated by adding deferred revenue and long-term deferred revenue on the balance sheet less the component associated with the Toyota Legacy contract. Target does not equate to guidance but rather is a reasonable objective based on the company’s strategic plans and third-party available information as of the date of this presentation. $M

Multi-Year Targets Expected to Yield Long-Term Growth and Profitability Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation. Revenue includes an acceleration of approximately $42M of non-cash revenue associated with the acceleration of the Toyota “Legacy” deferred revenue For fiscal year 2024 guidance please refer to the appendix for GAAP to Non-GAAP reconciliation. Target does not equate to guidance but rather is a reasonable objective based on the company’s strategic plans and third-party available information as of the date of this presentation. Cerence is not providing a reconciliation of certain forward-looking, non-GAAP financial information because Cerence is unable to provide this reconciliation without unreasonable effort due to information regarding the relevant adjustments not being ascertainable or accessible.  Such information could be material to future results. FY2023 FY2024(b,c) FY2025(d,e) FY2026(d,e) FY2027(d,e) Actual Guidance Target Target Target Total Revenue $294M $355M - $375M $310M - $330M $360M - $390M $400M - $430M       Year Over Year Growth (10%) 21% -  27% (15%) – (10%) 13% - 22% 7% - 15% Total Revenue (excluding Legacy) $261M $279M - $299M $310M - $330M $360M - $390M $400M - $430M        Year Over Year Growth (assuming the        midpoint) (9%) 7% - 15% 7% - 14% 13% -22% 7% - 15% GAAP GM % 68% 75% - 76% 70% - 72% 73% - 75% 75% - 77% Non-GAAP GM %(a) 69% 76% - 77% 71% - 73% 74% - 76% 76% - 78% GAAP OM % (9%) 12% - 16% 4% - 7% 12% -  14% 16% - 18% Non-GAAP OM %(a) 11% 24% - 27% 18% - 21% 25% - 27% 27% - 29% GAAP Net Income ($56M) $20M - $35M ($8M) - $3M $15M - $27M $27M - $41M Adjusted EBITDA(a) $42M $94M - $109M $65M - $76M $100M - $110M $120M - $130M Adjusted EBTIDA Margin %(a) 14% 27% - 29% 21% - 23% 27% - 29% 29% - 30%

Deliver advanced Gen AI/LLM software platform to customers Maintain path to double-digit revenue growth and strong Adjusted EBITDA margins Meet or exceed FY24 guidance Report 5-year backlog semi-annually Continue to monitor our cost structure and allocate investments to key product initiatives FY24 Focus A Continued Focus on Product Innovation and Operational Excellence 26

Q&A

Appendix

License Business Revenue Recognition Type of Contract Description GAAP Revenue Recognition Cash Receipt Variable License applied at production Quarter car is produced. Based on volume Quarter following GAAP revenue recognition Fixed (Pre-Pay) Bulk inventory purchase ($ based) Full value of contract at signing. Volume independent Standard payment terms for full value (upfront payment) Fixed (Minimum Commitment) Commitment to purchase ($ based) in a specified time period. (1 – 5 years) Full value of contract at signing. Volume independent Based on shipment volumes over multiple years The fixed contracts only apply to the license business. If a car is also using our connected services, it will follow the normal billing and revenue recognition process regardless of whether a variable or fixed license was applied. The fixed contracts typically provide the customer with a price discount and can include the conversion of a variable contract that is already in our variable backlog.

Connected and Professional Services Revenue Recognition Connected Services Typical Period GAAP Revenue Recognition Cash Receipt Subscription Term 1 – 5 years Amortized evenly over subscription period Billed/collected full amount at start of subscription period (value added to deferred revenue) Usage Contract(a),(b) 1 – 5 years Recognized at same time of billing based on actual usage Billed every quarter based on actual usage Customer Hosted(c) License Quarter in which license is delivered to customer Upon delivery (a) Approximately 30% of new connected revenue is usage based and is primarily with one customer (b) Usage can be defined by number of active users or number of monthly transactions (c) Customer Hosted is a software license that allows the customer to take possession of the software and enable hosting by the customer or a third-party Professional Services Period GAAP Revenue Recognition Cash Receipt Custom Design Services Ongoing Revenue is recognized over time based upon the progress towards completion of the project Billed/collected on milestone completion

KPI Measures – Definitions Key performance indicators We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended September 30, 2023, our management has reviewed the following KPIs, each of which is described below:  Percent of worldwide auto production with Cerence technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data. Change in Adjusted Deferred Revenue: The year over year change in deferred revenue excluding Toyota “Legacy” revenue. Amounts calculated on a TTM basis. Adjusted deferred revenue is calculated by adding deferred revenue and long-term deferred revenue on the balance sheet less the component associated with the Toyota Legacy contract. Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.  Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts are calculated on a TTM basis.  Adjusted total billings YoY (TTM): The year over year change in total billings adjusted to exclude Professional Services, prepay billings and prepay consumption.

Non-GAAP Financial Measures – Definitions Discussion of Non-GAAP Financial Measures We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ending June 30, 2023 and 2022, our management has either included or excluded the following items in general categories, each of which is described below. Cerence is not providing a reconciliation of certain forward-looking, non-GAAP financial targets to the GAAP equivalent because Cerence is unable to provide this reconciliation without unreasonable effort due to information regarding the relevant adjustments not being ascertainable or accessible. Such information could be material to future results.

Non-GAAP Financial Measures – Definitions Adjusted EBITDA  Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.   Restructuring and other costs, net. Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplicate facilities, third-party fees relating to the modification of our convertible debt, release of a pre-acquisition contingency, and separation costs directly attributable to the Cerence business becoming a standalone public company. Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP Financial Measures – Definitions Non-cash expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follow: (i)Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. ii)Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods. Other expenses. We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.  Adjustments to income tax provision. Adjustments to our GAAP income tax provision to arrive at non-GAAP net income is determined based on our non-GAAP pre-tax income. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

Q4 FY23 Reconciliations of GAAP to Non-GAAP Results

(unaudited - in thousands)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Twelve Months Ended September 30, 2023	Twelve Months Ended September 30, 2022
GAAP revenue	**$ 80,764**	**$ 58,144**	**$ 294,475**	**$ 327,891**
GAAP gross profit	**$ 57,736**	**$ 33,761**	**$ 199,312**	**$ 230,723**
Stock-based compensation	1,004	382	3,703	3,766
Amortization of intangible assets	104	105	414	2,984
Non-GAAP gross profit	**$ 58,844**	**$ 34,248**	**$ 203,429**	**$ 237,473**
GAAP gross margin	**71.5%**	**58.1%**	**67.7%**	**70.4%**
Non-GAAP gross margin	**72.9%**	**58.9%**	**69.1%**	**72.4%**
GAAP operating income (loss)	**$ 3,896**	**$ (229,334)**	**$ (27,199)**	**$ (184,345)**
Stock-based compensation*	8,965	5,056	40,766	24,076
Amortization of intangible assets	661	2,470	6,268	14,500
Restructuring and other costs, net*	842	2,379	11,917	8,965
Goodwill impairment	-	213,720	-	213,720
Non-GAAP operating income (loss)	**$ 14,364**	**$ (5,709)**	**$ 31,752**	**$ 76,916**
GAAP operating margin	**4.8%**	**-394.4%**	**-9.2%**	**-56.2%**
Non-GAAP operating margin	**17.8%**	**-9.8%**	**10.8%**	**23.5%**
GAAP net loss	**$ (11,552)**	**$ (230,127)**	**$ (56,254)**	**$ (310,826)**
Stock-based compensation*	8,965	5,056	40,766	24,076
Amortization of intangible assets	661	2,470	6,268	14,500
Restructuring and other costs, net*	842	2,379	11,917	8,965
Goodwill impairment	-	213,720	-	213,720
Depreciation	2,226	2,616	9,770	9,439
Total other (expense) income, net	(3,550)	(3,456)	(9,190)	(14,406)
Provision for (benefit from) income taxes	11,898	(2,663)	19,865	112,075
Adjusted EBITDA	**$ 16,590**	**$ (3,093)**	**$ 41,522**	**$ 86,355**
GAAP net loss margin	**-13.9%**	**-395.8%**	**-19.1%**	**-94.8%**
Adjusted EBITDA margin	**20.5%**	**-5.3%**	**14.1%**	**26.3%**

* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net during Q1'22.

Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures.
Free cash flow is not a measure of cash available for discretionary expenditures.

(unaudited - in thousands)	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Twelve Months Ended September 30, 2023	Twelve Months Ended September 30, 2022
GAAP net loss	**$ (11,552)**	**$ (230,127)**	**$ (56,254)**	**$ (310,826)**
Stock-based compensation*	8,965	5,056	40,766	24,076
Amortization of intangible assets	661	2,470	6,268	14,500
Restructuring and other costs, net*	842	2,379	11,917	8,965
Loss on debt extinguishment	-	-	1,333	-
Goodwill impairment	-	213,720	-	213,720
Non-cash interest expense	1,464	1,359	2,914	5,281
Indemnification asset release	-	-	-	1,302
Other	500	-	(344)	-
Adjustments to income tax expense	2,870	(362)	7,976	93,405
Non-GAAP net income (loss)	**$ 3,750**	**$ (5,505)**	**$ 14,576**	**$ 50,423**
Adjusted EPS:				
GAAP Numerator:				
Net loss attributed to common shareholders - basic and diluted	**$ (11,552)**	**$ (230,127)**	**$ (56,254)**	**$ (310,826)**
Non-GAAP Numerator:				
Net income (loss) attributed to common shareholders	$ 3,750	$ (5,505)	$ 14,576	$ 50,423
Interest on the Notes, net of tax	-	-	-	4,068
Net income (loss) attributed to common shareholders - diluted	**$ 3,750**	**$ (5,505)**	**$ 14,576**	**$ 54,491**
GAAP Denominator:				
Weighted-average common shares outstanding - basic and diluted	**40,357**	**39,407**	**40,215**	**39,187**
Non-GAAP Denominator:				
Weighted-average common shares outstanding- basic	40,357	39,407	40,215	39,187
Adjustment for diluted shares	1,101	-	423	4,912
Weighted-average common shares outstanding - diluted	**41,458**	**39,407**	**40,638**	**44,099**
GAAP net loss per share - diluted	**$ (0.29)**	**$ (5.84)**	**$ (1.40)**	**$ (7.93)**
Non-GAAP net income (loss) per share - diluted	**$ 0.09**	**$ (0.14)**	**$ 0.36**	**$ 1.24**
GAAP net cash provided by (used in) operating activities	**$ 11,258**	**$ (4,953)**	**$ 7,498**	**$ (2,138)**
Capital expenditures	(1,527)	(3,028)	(5,124)	(17,446)
Free Cash Flow	**$ 9,731**	**$ (7,981)**	**$ 2,374**	**$ (19,584)**

* - $4.0 million in stock-based compensation is included in Restructuring and other costs, net in Q1'22.

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© 2023 Cerence Inc.

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Reconciliations of GAAP Financial Measures to non-GAAP Financial Measures (unaudited - in thousands) Q4FY23 Q3FY23 Q2FY23 Q1FY23 GAAP revenues $80,764 $61,660 $68,393 $83,658 Less: Professional services revenue 18,491 17,240 18,667 19,847 Non-GAAP Repeatable revenues $62,273 $44,420 $49,726 $63,811 GAAP revenues TTM $294,475 Less: Professional services revenue TTM 74,245 Non-GAAP Repeatable revenues TTM $220,230 Repeatable software contribution 75%

Q4 FY23 and Full Year FY23 Reconciliations of GAAP to non-GAAP Guidance

(unaudited - in thousands)

	Q1 2024		FY2024	
	Low	High	Low	High
GAAP revenue	$ 128,000	$ 132,000	$ 355,000	$ 375,000
GAAP gross profit	$ 103,000	$ 107,000	$ 265,000	$ 285,000
Stock-based compensation	700	700	3,100	3,100
Amortization of intangible assets	100	100	100	100
Non-GAAP gross profit	$ 103,800	$ 107,800	$ 268,200	$ 288,200
GAAP gross margin	80%	81%	75%	76%
Non-GAAP gross margin	81%	82%	76%	77%
GAAP operating income	$ 46,500	$ 50,500	$ 43,300	$ 58,300
Stock-based compensation	8,800	8,800	38,900	38,900
Amortization of intangible assets	700	700	2,300	2,300
Restructuring and other costs, net	200	200	2,400	2,400
Non-GAAP operating income	$ 56,200	$ 60,200	$ 86,900	$ 101,900
GAAP operating margin	36%	38%	12%	16%
Non-GAAP operating margin	44%	46%	24%	27%
GAAP net income	$ 18,900	$ 22,900	$ 20,200	$ 35,200
Stock-based compensation	8,800	8,800	38,900	38,900
Amortization of intangible assets	700	700	2,300	2,300
Restructuring and other costs, net	200	200	2,400	2,400
Depreciation	1,800	1,800	7,500	7,500
Total other income (expense), net	(1,800)	(1,800)	(7,100)	(7,100)
Provision for income taxes	25,800	25,800	16,000	16,000
Adjusted EBITDA	$ 58,000	$ 62,000	$ 94,400	$ 109,400
GAAP net income margin	15%	17%	6%	9%
Adjusted EBITDA margin	45%	47%	27%	29%

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Q4 FY23 and FY23 Reconciliations of GAAP to Non-GAAP Guidance

(unaudited - in thousands)

	Q1 2024		FY2024	
	Low	High	Low	High
GAAP net income	**$ 18,900**	**$ 22,900**	**$ 20,200**	**$ 35,200**
Stock-based compensation	8,800	8,800	38,900	38,900
Amortization of intangible assets	700	700	2,300	2,300
Restructuring and other costs, net	200	200	2,400	2,400
Non-cash interest expense	1,500	1,500	6,000	6,000
Other	-	-	(100)	(100)
Income tax impact of Non-GAAP adjustments	10,000	10,000	(10,200)	(10,200)
Non-GAAP net income	**$ 40,100**	**$ 44,100**	**$ 59,500**	**$ 74,500**
Adjusted EPS:				
GAAP Numerator:				
Net income attributed to common shareholders	$ 18,900	$ 22,900	$ 20,200	$ 35,200
Interest on the Notes, net of tax	700	700	-	2,800
Net income attributed to common shareholders - diluted	**$ 19,600**	**$ 23,600**	**$ 20,200**	**$ 38,000**
Non-GAAP Numerator:				
Net income attributed to common shareholders	$ 40,100	$ 44,100	$ 59,500	$ 74,500
Interest on the Notes, net of tax	1,100	1,100	4,500	4,500
Net income attributed to common shareholders - diluted	**$ 41,200**	**$ 45,200**	**$ 64,000**	**$ 79,000**
GAAP Denominator:				
Weighted-average common shares outstanding - basic and diluted	41,300	41,300	41,800	41,800
Adjustment for diluted shares	5,700	5,700	500	5,600
Weighted-average common shares outstanding - diluted	**47,000**	**47,000**	**42,300**	**47,400**
Non-GAAP Denominator:				
Weighted-average common shares outstanding- basic and diluted	41,300	41,300	41,800	41,800
Adjustment for diluted shares	8,000	8,000	8,000	8,000
Weighted-average common shares outstanding - diluted	**49,300**	**49,300**	**49,800**	**49,800**
GAAP net income per share - diluted	**$ 0.42**	**$ 0.50**	**$ 0.48**	**$ 0.80**
Non-GAAP net income per share - diluted	**$ 0.84**	**$ 0.92**	**$ 1.29**	**$ 1.59**

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